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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

                           May 17, 2006 (May 12, 2006)
                Date of Report (Date of earliest event reported)

                              E.DIGITAL CORPORATION
               (Exact name of registrant as specified in charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)

                                     0-20734
                            (Commission File Number)

                                   33-0591385
                        (IRS Employer Identification No.)

                         13114 Evening Creek Drive South
                           San Diego, California 92128
                    (Address of principal executive offices)

                                 (858) 679-1504
              (Registrant's telephone number, including area code)
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ITEM 2.03. Creation of a Direct Financial Obligation or an Obligation under an
Off-Balance Sheet Arrangement of a Registrant.

On May 12, 2006, we became aware of a complaint filed on May 4, 2006 against e.Digital Corporation ("e.Digital") and certain of our officers and employees by digEcor, Inc., ("digEcor") in the Third Judicial District Court of Utah, County of Salt Lake. The complaint was sent to our registered agent in Delaware on May 5, 2006 and received by them on May 8, 2006. Our registered agent sent the complaint to our corporate offices by regular mail on May 9, 2006 and we subsequently received the complaint which alleges breaches of contract, unjust enrichment, breaches of good faith and fair dealing, fraud, negligent misrepresentation, and interference with prospective economic relations. digEcor is seeking, among other things, an injunction to prevent e.Digital from selling or licensing certain digital rights management (DRM) technology "to any other party besides digEcor" and "from engaging in any competition with digEcor until after 2009." digEcor is also seeking "actual damages" of $793,750 and "consequential damages...not less than an additional $1,000,000." e.Digital believes this action is related to the purchase order we placed in the normal course of our business on November 11, 2005 for 1250 digEplayers(TM) with our contract manufacturer, Maycom Co., Ltd. ("Maycom"). Maycom was paid progress payments with final payments made in full for the order by e.Digital, and directly by digEcor, in March 2006.

Maycom has fulfilled orders for digEplayers since 2003, and has fulfilled orders for other products manufactured for e.Digital and its customers since 2000. On March 20, 2006 we became aware of information indicating that Maycom may be unwilling or unable to complete the purchase order for product intended for delivery to digEcor. We are also aware that an agent of digEcor made an onsite inspection of order progress at Maycom's factory in January 2006 prior to final progress payments being made and that digEcor has had direct verbal and e-mail contact with Maycom.

We expect Maycom to fulfill their obligation under the purchase order and we have initiated legal remedies in Korea to compel its performance. We have received recent verbal and e-mail assurances from Maycom that they intend to perform under the purchase order. We believe there are alternative suppliers that may be able to complete the order if Maycom is unable to do so. We continue to investigate if any third parties have interfered with our business relationship with Maycom.

We are unable to determine at this time the impact this complaint and matter may have on our financial position or results of operations if Maycom does not timely fulfill its obligation to us and we are unable to deliver product to digEcor in a timely manner. We have not recognized any revenue or costs related to products associated with this order, as we only recognize revenues and associated costs when products are delivered to and accepted by our customers. We have approximately $600,000 in deposits to Maycom as a current asset and approximately $790,000 of deposits from digEcor as a current liability related to the digEplayers associated with this order. Our deposits with Maycom may be impaired and we could be obligated to digEcor for their deposits to us if product is not delivered. We intend to seek restitution from Maycom for any damages we may incur from this matter and the digEcor complaint.

e.Digital and certain of our officers and employees intend to vigorously defend against the claims made in the complaint. e.Digital is also considering other appropriate legal action which may include the filing of a cross complaint.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                             e.DIGITAL CORPORATION

                             By: /s/ Robert Putnam
Date: May 17, 2006           ----------------------------
                             Robert Putnam, Senior Vice President and Secretary
                             (Interim Principal Financial Officer and duly
                             authorized to sign on behalf of the Registrant)